Filed Pursuant to Rule 424(b)(5)

Registration No. 333-257054

Prospectus Supplement

(To Prospectus dated June 29, 2021)

Up to $1,500,000

Shares of Common Stock

On August 14, 2023, we entered into an at-the-market issuance sales agreement (the “sales agreement”) with Lake Street Capital Markets, LLC, as our sales agent (“Lake Street” or our “sales agent”), relating to shares of our common stock. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $1,500,000 from time to time through our sales agent under this prospectus supplement and the accompanying base prospectus.

Sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Our common stock is traded on The NASDAQ Capital Market LLC (“NASDAQ”) under the symbol “SASI.” On August 11, 2023, the closing price of our common stock as reported on NASDAQ was $0.2471 per share.

The trading price of our common stock has been, and is likely to continue to be, highly volatile, which could cause you to lose part or all of your investment. During the past twelve months, the sales price of our stock ranged from a high of $1.12 per share in August 2022, to a low of $0.19 per share in July 2023. Also, the stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies.

Lake Street will receive from us aggregate cash compensation of 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. The net proceeds from any sale under this prospectus supplement and the accompanying base prospectus will be used as described under “Use of Proceeds” in this prospectus supplement. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, our sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Lake Street will be deemed to be underwriting commissions or discounts. We have also agreed to reimburse our sales agent for certain expenses and to provide for indemnification and contribution to our sales agent and certain of its affiliates and other related parties with respect to certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

The sales agent is not required to sell any specific number or dollar amount of common stock but will use its commercially reasonable efforts, as our agent and subject to the terms of the sales agreement, to sell the common stock offered, as instructed by us. The offering of common stock pursuant to this prospectus supplement and the accompanying base prospectus will terminate upon the earlier of (i) the sale of all common stock subject to this prospectus supplement and the accompanying base prospectus or (ii) the termination of the sales agreement by us or by the sales agent pursuant to the terms of the sales agreement.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $4,718,374, based on 10,675,054 shares of outstanding common stock held by non-affiliates, and a per share price of $0.442 based on the closing sale price of our common stock on July 14, 2023. In no event will the aggregate market value of our common stock sold by us or on our behalf under this prospectus supplement pursuant to General Instruction I.B.6 of Form S-3 during the twelve-month period immediately prior to, and including, the date of any such sale, exceed one-third of the aggregate market value of our voting and non-voting common stock held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve-month period ended on, and including, the date of this prospectus supplement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 5 of the accompanying base prospectus, as well as the sections captioned “Risk Factors” in our reports filed with the Securities and Exchange Commission which are incorporated by reference herein and therein for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 14, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

About this Prospectus Supplement

This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference herein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying base prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of a registration statement on Form S-3 (File Number 333-257054) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this “shelf” process, we may sell from time to time in one or more offerings up to $50,000,000 of our common stock, preferred stock, debt securities, warrants or units. The $1,500,000 of shares of common stock that may be offered, issued and sold under this prospectus supplement and the accompanying base prospectus is included in the $50,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the accompanying base prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement and the accompanying base prospectus. This prospectus supplement may supplement, update or change information contained in the accompanying base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference therein.

Neither we nor the sales agent have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying base prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. We are not, and the sales agent is not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. In particular, our current business, financial condition and results of operations are materially different from our historical business, financial condition and results of operations. Accordingly, the discussion under “Prospectus Supplement Summary – Recent Developments” and “Risk Factors” section of this prospectus supplement and the risk factors, description of our business, financial condition and results of operations and prospects in the documents incorporated in this prospectus supplement by reference supersede corresponding information set forth or incorporated by reference in the accompanying base prospectus.

Before you invest in our common stock, you should carefully read the registration statement described in the accompanying base prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying base prospectus form a part, as well as this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Where You Can Find More Information.”

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying base prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-4 and in the accompanying base prospectus on page 5, and the financial statements and other information incorporated by reference in this prospectus supplement and in the accompanying base prospectus when making an investment decision. In this prospectus supplement and in the accompanying base prospectus, the terms “we,” “us,” “our,” and the “Company” refer to Sigma Additive Solutions, Inc., formerly known as Sigma Labs, Inc. When we refer to “you,” we mean the purchaser or potential purchaser of the shares of common stock offered by this prospectus supplement and the accompanying base prospectus.

Our Company

Summary

Sigma Additive Solutions, Inc. (“Sigma,” “we,” “us,” “our” and the “Company”) was founded by a group of scientists, engineers, and businesspeople to develop and commercialize novel and unique manufacturing and materials technologies. The Company anticipated that its core technologies would allow its customers to combine advanced manufacturing quality assurance and process control protocols with novel materials to achieve breakthrough product potential in many industries, including aerospace, defense, oil and gas, bio-medical, and power generation.

Historically, we generated revenues through sales of our PrintRite3D® technology to customers that seek to improve their manufacturing production processes, and through ongoing annual software upgrades and maintenance fees. In 2022, we began offering our current PrintRite3D integrated hardware and software solution on a subscription basis, which reduced the initial upfront cost to a new user from over $100,000 to approximately $3,000-$5,000 per month. The combination of subscription pricing and the new software-only products that can be embedded into OEM and software partner offerings was intended to make our technology more affordable to acquire and easier to bundle, distribute, and support in an effort to become the industry standard. The shift in our business model adversely affected our revenues and near-term revenue growth as we increased our focus on building strategic partnerships, expanding our partner ecosystem, and ensuring the success of our existing customers as they move into production.

On March 1, 2023, we announced that we had retained Lake Street Capital Markets as our financial advisor in connection with our consideration of a range of strategic alternatives, including a possible strategic investment, acquisition, merger, business combination, or similar transaction.

S-1

In our Current Report on Form 8-K filed with the SEC on July 20, 2023 (our “Current Report”), we reported that we had received four written, non-binding proposals to purchase assets or acquire the company in a merger or reverse merger and that we were in talks regarding the respective proposals, as well as possible alternative transactions with other parties that have expressed interest in a possible transaction as we work to formally close our strategic transaction process. We reported in our Current Report that we had reduced our employee headcount via furloughs and layoffs to five employees, including our President and Chief Executive Officer and Chief Financial Officer and two key employees considered important to a possible sale of the company or all or a portion of its assets and support of current customers. We also reported in our Current Report that we have discontinued our product development activities and ceased to pursue new customers.

Since the filing of the Current Report, we have received additional written, non-binding proposals as well as revised previous proposals to purchase certain assets of the Company or acquire the Company in a merger or reverse merger. Although we have not yet entered into any definitive agreements, we are continuing to work towards such definitive agreements with interested parties. See “Risk Factors,” below for a discussion of certain risks and uncertainties regarding a possible transaction.

As of July 31, 2023, we had cash on hand of approximately $365,489, including approximately $135,000 of proceeds from the recent sale of equipment, which we believe will be sufficient to support our current customers and pay employee costs and other anticipated expenses through August 31, 2023. Except for possible sales of shares of our common stock offered hereby, we have no agreement or arrangement to obtain any financing. We continue to explore a possible reverse merger, sale of the company or all or a portion of its assets, and other alternatives. There is no assurance, however, that we will be able to enter into a definitive agreement with respect to a possible transaction or sell the company or any of its assets or, if so, when, or on what terms, or avoid our dissolution and liquidation or bankruptcy.

Corporate Information

We were incorporated as Messidor Limited in Nevada on December 23, 1985 and changed our name to Framewaves Inc. in 2001. On September 27, 2010, we changed our name from Framewaves Inc. to Sigma Labs, Inc. and on August 9, 2022, we changed our name to Sigma Additive Solutions, Inc.

Our principal executive offices are located at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, and our telephone number is (505) 438-2576. Our website address is www.sigmaadditive.com, although the information on our website is not deemed to be part of this prospectus.

S-2

The Offering

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $1,500,000. The actual number of shares outstanding after this offering will vary depending on the number of shares sold and issued and the sales price of such shares.
Plan of distribution	“At the market offering” that may be made from time to time to or through Lake Street Capital Markets, LLC, as sales agent. See “Plan of Distribution” in this prospectus supplement.
Common stock to be outstanding after this offering(1)	Up to 16,843,129 shares, assuming sales of 6,070,416 shares of our common stock in this offering at an offering price at a price of $0.2471 per share, which was the closing price of our common stock as reported on NASDAQ on August 11, 2023. The actual number of shares issued will vary depending on the sales price under this offering.
Use of proceeds	We intend to use the net proceeds from this offering for general corporate and working capital purposes, which may include payment of current liabilities and general and administrative expenses, including salaries and other employee expenses of our executive management and fees of our non-employee directors, and professional fees and transaction costs related to a possible strategic transaction. See “Use of Proceeds.”
Risk factors	Investing in our common stock involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein. In particular, see “Risk Factors” beginning on page S-4 of this prospectus supplement and page 5 of the accompanying base prospectus.
NASDAQ symbol	“SASI”

(1)	The common stock outstanding after the offering is based on 10,772,713 shares of our common stock outstanding as of July 31, 2023 and the sale of 6,070,416 shares of our common stock at an assumed offering price of $0.2471 per share, the last reported sale price of our common stock on NASDAQ on August 11, 2023, and does not include:

●	1,887,031 shares of common stock issuable upon the exercise of outstanding options having a weighted-average exercise price of $3.06 per share;

●	2,902,089 shares of common stock issuable upon the exercise of outstanding warrants having a weighted- average exercise price of $2.08 per share;

●	60,678 shares issuable upon the conversion of outstanding shares of the Company’s Series E Convertible Preferred Stock, including in-kind dividends, based on a conversion price of $10.30 per share; and

●

14,568 shares of common stock issuable upon exercise of the Company’s Unit Purchase Options to acquire up to 11,206 units, at an exercise price of $17.50 per unit, consisting of 11,206 shares of common stock, and warrants to purchase up to 3,362 shares of common stock at an exercise price of $16.10.

S-3

RISK FACTORS

Investing in our common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus supplement and the accompanying base prospectus before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus supplement and the accompanying base prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and the accompanying base prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

We have ceased all but essential business and operations while we pursue a possible strategic transaction.

We recently reduced our employee headcount via furloughs and layoffs to five employees, including our President and Chief Executive Officer and Chief Financial Officer and two key employees considered important to a possible sale of the company or all or a portion of its assets and support of current customers. We have also discontinued all product development activities and ceased to pursue new customers. As of July 31, 2023, we had cash on hand of approximately $365,489, including approximately $135,000 of proceeds from the recent sale of equipment, which we believe will be sufficient to support our current customers and pay employee costs and other anticipated expenses through August 31, 2023. In the meantime, we continue to explore a possible reverse merger, sale of the company or all or a portion of its assets, and other alternatives.

There is no assurance that we will be able to enter into a definitive agreement with respect to a possible transaction or sell the company or any of its assets or, if so, on what terms, or avoid our dissolution and liquidation or bankruptcy.

We have received several written, non-binding proposals to purchase selected assets of the company or acquire the company in a merger or reverse merger and are in talks regarding the respective proposals. As of this date, we have not entered into a definitive agreement regarding a possible transaction and there is no assurance that we will be able to enter into a definitive agreement with respect to a possible transaction or sell the company or any of its assets or, if so, when, or on what terms, or avoid our dissolution and liquidation or bankruptcy.

If we are unable to sell the company or its assets through one or more transactions, we will require additional financing to continue our operations, and there is substantial doubt regarding our ability to continue as a going concern.

We believe our cash on hand of approximately $365,489, including approximately $135,000 of proceeds from the recent sale of equipment, and anticipated revenues, each as of July 31, 2023, are sufficient to fund our remaining anticipated operating costs and capital expenditure requirements only through August 31, 2023. If we are unable to sell the company or its assets through one or more transactions, we will need to raise additional financing to fund our operations, maintain compliance with NASDAQ listing requirements and continue our business operations. Except for the sales agreement with the sales agent in connection with this offering, we have no current understanding or arrangement to obtain any additional financing. In light of the foregoing, there is substantial doubt our ability to continue as a going concern and the report of our registered independent public accounting firm on our financial statements as of and for the year ended December 31, 2022 contains a going concern qualification.

S-4

We may be unable to protect our intellectual property rights.

Our success depends in part on the ability to protect our intellectual property and proprietary technology, and the enforcement of intellectual property rights is subject to considerable uncertainty and can be expensive and time-consuming. For example, we recently notified two companies that we believe their respective products use our patented technology and offered to discuss their licensing of our technology. We have received no constructive response to our offer, however, and no decision has been made with respect to any further action to address these matters.

Risks Related to our Common Stock and the Offering

Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.

We intend to use the net proceeds of this for general corporate and working capital purposes, which may include payment of current liabilities and general and administrative expenses, including salaries and other employee expenses of our executive management and fees of our non-employee directors, and professional fees and transaction costs related to a possible strategic transaction. Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

There may be future dilution of our common stock as a result of future sales of our common stock pursuant to the sales agreement, which could adversely impact our stock price.

The issuance of shares of our common stock from time to time pursuant to the sales agreement may have a dilutive effect on our earnings per share, which could adversely impact the market price of our common stock. The actual amount of dilution and the effect on the market price of our common stock, if any, will be based on numerous factors, particularly the actual number of shares issued pursuant to the sales agreement, the use of proceeds and the return generated by the investments acquired with the net proceeds, and cannot be determined at this time. In addition, the issuance and sale of substantial amounts of our common stock, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. Additionally, the sale of shares of common stock in this offering will increase the supply of available shares, which may result in a decrease in the price of our common stock.

The shares of our common stock offered under this prospectus supplement and the accompanying base prospectus may be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying base prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have the discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and to determine the minimum sales price for shares sold. Investors may experience declines in the value of their shares as a result of share sales made in connection with “at the market offerings” at prices lower than the prices they paid.

The actual number of shares we will issue and the actual proceeds from the offering under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we and Lake Street may mutually agree to sell shares of our common stock under a placement notice at any time throughout the term of the sales agreement. The number of shares that are sold by our sales agent in connection with any placement notice will fluctuate based on the market price of the shares of our common stock during the sales period and limits we set with our sales agent. Because the price per share of each share sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible to predict the number of shares that will ultimately be issued. Similarly, the sales agent is not required to purchase any minimum number of shares and any sales sold pursuant to this offering will be subject to market conditions. As a result, it is not possible to predict the amount of proceeds we will receive from this offering.

S-5

Because the offering price of our common stock may be substantially higher than the net tangible book value per share of our outstanding common stock, new investors may experience immediate and substantial dilution.

The public offering price of our common stock in this offering may be substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our common stock, you may experience immediate and substantial dilution.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company and could negatively impact the price of our common stock and other securities.

Given our plans and expectations that we will need additional capital in the future, we anticipate that we will need to issue additional shares of common stock. The issuance of additional securities in the future will dilute the percentage ownership and potentially voting power of the current stockholders and could negatively impact the price of our common stock and any of our securities convertible into or exercisable for shares of our common stock.

The trading price of our stock price may continue to be volatile, which could cause you to lose part or all of your investment.

The trading price of our common stock has been, and is likely to continue to be, highly volatile, which could cause you to lose part or all of your investment. During the past twelve months, the sales price of our stock ranged from a high of $1.12 per share in August 2022, to a low of $0.19 per share in July 2023. Also, the stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies.

As a result of this volatility, our securities could experience rapid and substantial decreases in price, and you may be able to sell securities you purchase under this prospectus supplement and the accompanying base prospectus only at a substantial loss to the price at which you purchased the securities in this offering.

Our outstanding warrants may result in dilution to our stockholders.

Certain of our outstanding warrants to purchase up to 2,164,702 shares of common stock provide for a so-called” full-ratchet” anti-dilution adjustment in the event we sell or issue shares of our common stock or common stock equivalents at an effective price less than $0.58 exercise price per share. Of these outstanding warrants, 1,648,302 warrants with an aggregate exercise price of $956,015 also provide for a ratable increase in the number of shares purchasable upon exercise of the warrants in the event the exercise price per share of the warrants is reduced. These anti-dilution provisions will be triggered by the future issuance and sale of the shares being offered hereby or upon any other future issuance by us of shares of our common stock or common stock equivalents at a price per share below the then-exercise price of the warrants, which would have a dilutive effect on our stockholders.

There is no assurance that we will satisfy NASDAQ’s continued listing requirements, and our common stock could be delisted.

On October 14, 2022, NASDAQ notified us that the closing bid price for our common stock had been below $1.00 per share for 30 consecutive business days, and that the Company therefore is not in compliance with the minimum bid price requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notice indicates that the Company has 180 calendar days, or until April 12, 2023, to regain compliance with this requirement. The Company can regain compliance with the $1.00 minimum bid price requirement if the closing bid price of the Company’s common stock is at least $1.00 for a minimum of ten consecutive business days during the 180-day compliance period. If the Company does not regain compliance during the initial compliance period, the Company may be eligible for additional time to regain compliance. To qualify, the Company will be required to meet the continued listing requirement for market value of its publicly held shares and all other NASDAQ initial listing standards, except the bid price requirement, and will need to provide written notice to NASDAQ of the Company’s intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company meets these requirements, we expect that NASDAQ will grant the Company the additional 180 calendar days to regain compliance with the minimum bid price requirement.

S-6

Although our common stock had not regained compliance with the minimum $1.00 bid price per share requirement, on April 13, 2023, NASDAQ granted us an additional 180 calendar days, or until October 9, 2023, to regain compliance with Nasdaq Listing Rule 550(a)(2), based on our meeting the continued listing requirements for market value of publicly held shares and all other applicable requirements for initial listing on NASDAQ, with the exception of the bid price requirement, and our written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. According to NASDAQ’s notice, if at any time during this additional time period the closing bid price of shares of our common stock is at least $1.00 for a minimum of 10 consecutive business days, NASDAQ will provide written confirmation of compliance with its listing requirements, and this matter will be closed.

If we choose to implement a reverse stock split, it must be completed no later than ten business days prior to October 9, 2023 to timely regain compliance with NASDAQ’s listing requirements. If it appears to NASDAQ that we will not be able to cure our non-compliance with its listing standards, or if we are otherwise not eligible for listing on NASDAQ, NASDAQ will notify us that our common stock will be subject to delisting.

Our stockholders’ equity as of June 30, 2023 was below NASDAQ’s $2.5 million minimum stockholders’ equity continued listing standard, and we anticipate receiving notice from NASDAQ to the effect that we will have 45 days to submit a plan for regaining compliance with this continued listing standard. If we are able to submit a plan acceptable to NASDAQ, we expect to be granted additional time to regain compliance with the minimum stockholders’ equity requirement for continued listing. As of the date of this prospectus, we have not yet received such a notice from NASDAQ regarding our stockholders’ equity.

If we fail to satisfy NASDAQ requirements for continued listing, NASDAQ could provide notice that shares of our common stock will become subject to delisting. In such an event, NASDAQ rules would permit us to appeal the decision to reject our proposed compliance plan or any delisting determination to a NASDAQ Hearings Panel. If our securities are de-listed from NASDAQ, our stockholders could incur material, adverse consequences such as difficulty selling their shares of our common stock and reduced market prices for their shares. De-listing also is likely to have a material, adverse effect on our ability to sell and issue shares of our common stock in order to fund our operations, if any.

S-7

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may include forward-looking statements that reflect our current views with respect to our research and development activities, business strategy, business plan, financial performance and other future events. These statements include forward-looking statements both with respect to us, specifically, and our industry, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors referred to in the “Risk Factors” section of this prospectus, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. Before purchasing any shares of our common stock, you should carefully consider all of the factors set forth or referred to in this prospectus that could cause actual results to differ.

S-8

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $1,500,000 from time to time. We will pay certain expenses associated with the registration of the shares of common stock covered by this prospectus, as described in the section titled “Plan of Distribution”.

There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Lake Street as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and expenses and our offering expenses, for general corporate and working capital purposes, which may include payment of current liabilities and general and administrative expenses such as salaries and other employee expenses of our executive management and fees of our non-employee directors, and professional fees and transaction costs related to a possible strategic transaction. Our management will retain broad discretion in the allocation of the net proceeds, if any, we receive in connection with shares of common stock offered pursuant to this prospectus supplement and investors will be relying on the judgment of our management regarding the application of the proceeds.

Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment-grade, interest-bearing securities.

S-9

PLAN OF DISTRIBUTION

We have entered into the sales agreement with Lake Street, or our sales agent, pursuant to which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $1,500,000 from time to time through our sales agent. Our sales agent may sell the shares of our common stock by any method that is deemed to be an “at the market offering”, as defined in Rule 415 promulgated under the Securities Act, including, without limitation, sales made directly on or through NASDAQ, on any other existing trading market for shares of our common stock, or sales made to or through a market maker. In addition, subject to the terms of the sales agreement, with our prior written consent, our sales agent may sell shares of our common stock by any other method permitted by law, or as may be required by the rules or regulations of NASDAQ or such other trading market on which our common stock is listed or quoted, including, but not limited to, in negotiated transactions.

Our sales agent will not engage in any transactions that stabilize the price of our common stock.

Each time we wish to issue and sell common stock pursuant to the sales agreement, we will notify Lake Street of the number of shares of common stock to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed Lake Street, unless they decline to accept the terms of such notice, our sale agent will use commercially reasonable efforts consistent with normal trading and sales practices to sell such shares of common stock up to the amount specified on such terms. The obligations of our sales agent under the sales agreement to sell shares of our common stock is subject to a number of conditions that we must meet.

The settlement between us and our sales agent is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means upon which we and Lake Street may agree. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Lake Street a cash commission equal to an aggregate of 3% of the gross proceeds that we receive from the sales of our common stock and will reimburse the expenses of Lake Street in connection with the offering in an amount up to $30,000. In addition, we will reimburse Lake Street upon request for reasonable such costs, fees and expenses incurred in connection with this sales agreement, inclusive of legal fees, in an amount not to exceed $2,500 on each Bringdown Date (as defined in the sales agreement). The actual net proceeds to us will vary depending on the number of shares of common stock sold and the prices of such sales. Because there is no minimum offering amount required, the actual total may be substantially less than the maximum amount set forth above. We estimate that the total expenses for the offering, excluding compensation payable to Lake Street under the terms of the sales agreement, will be approximately $25,000.

In connection with the sale of our common stock on our behalf, our sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the sales agreement compensation may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to our sales agent and certain of its affiliates and other related parties with respect to certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the first anniversary of the date of the sales agreement, (ii) the sale of all shares of our common stock provided for in this prospectus supplement, or (iii) the termination of the sales agreement by us or Lake Street pursuant to the terms thereof.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed with a Current Report on Form 8-K that we file with the SEC and will be incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Incorporation of Certain Information by Reference” on page S-11 of this prospectus supplement and “Where You Can Find More Information” on page S-11 of this prospectus supplement.

To the extent required by Regulation M under the Exchange Act, our sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

S-10

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by TroyGould PC, Los Angeles, California. Certain attorneys employed by TroyGould PC beneficially own shares of our common stock constituting in the aggregate less than 1% of our outstanding shares of common stock.

The sales agent is being represented in connection with this offering by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements of Sigma Additive Solutions, Inc. as of December 31, 2022 and December 31, 2021, included in the Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by Haynie & Company, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. We have incorporated these financial statements by reference in reliance upon the report of Haynie & Company, given upon their authority as experts in accounting and auditing. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at www.intest.com. Information on our website or any other website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus and does not constitute part of this prospectus supplement and the accompanying base prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus supplement or the accompanying base prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus the information or documents listed below that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023 filed with the SEC on May 15, 2023 and August 14, 2023, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 27, 2023, March 1, 2023, March 2, 2023, April 13, 2023, June 16, 2023 and July 20, 2023, respectively; and

●

Description of Common Stock (set forth under the heading “Description of Our Securities” in the prospectus contained in the Company’s Registration Statement on Form S-1 (Registration No. 333-212735) filed on July 28, 2016, as amended, and incorporated by reference).

S-11

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1933, as amended, including those made on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Sigma Additive Solutions, Inc., 3900 Paseo del Sol, Santa Fe, New Mexico 87507; Telephone (505) 438-2576. Copies of the above reports may also be accessed from our website at http://www.sigmaadditive.com. We and the selling stockholders have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

S-12

PROSPECTUS

$50,000,000

SIGMA LABS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We, directly or through underwriters, dealers or agents designated by us from time to time, may offer, issue and sell, together or separately, up to $50,000,000 in the aggregate of:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	debt securities;

●	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

●	units consisting of two or more of the securities described above.

The common stock, the preferred stock, the debt securities, the warrants and the units collectively are referred to in this prospectus as the “securities.”

We will provide the specific terms of each offering of securities, including the price and the type and amount of securities to be offered and sold, in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

We may offer and sell these securities directly to purchasers or to or through one or more underwriters, dealers and agents, and on a continuous or delayed basis. If we sell securities to or through underwriters, dealers or agents, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds to us, in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by the prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to the offered securities shall not constitute an offer of any other securities covered by this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and in the applicable prospectus supplement for a discussion of risks that you should consider before you invest in our securities.

Our common stock is listed on The NASDAQ Capital Market under the symbol “SGLB.” On June 10, 2021, the last reported sale price of our common stock on The NASDAQ Capital Market was $4.30 per share. The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus is approximately $47,750,934, calculated based upon 10,448,782 shares of outstanding common stock held by non-affiliates and a per share price of $4.57, the closing sale price of our common stock as reported on The NASDAQ Capital Market on June 9, 2021 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75 million. As of the date hereof, we have offered and sold securities having an aggregate market value of $14,869,899 pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 29, 2021.

I

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more transactions up to a total dollar amount of $50,000,000.

The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement. In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov, or at the SEC’s Public Reference Room described below under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference.” To the extent that any information in the prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus.

This prospectus and the related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the related prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus and the related prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and any related prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in this prospectus, in the related prospectus supplement and in any documents incorporated by reference into this prospectus. We have not authorized any salesperson, dealer or other person to provide you with information different from that contained in this prospectus, in the related prospectus supplement or in any documents incorporated by reference into this prospectus, and you are not entitled to rely upon any such different information.

References in this prospectus to “Sigma,” “we,” “us” and “our” refer to Sigma Labs, Inc.

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SIGMA LABS

Sigma is an 11-year-old software company that was founded by scientist-engineers composed of physicists and metallurgists then working at Los Alamos National Labs for the entrepreneurial purpose of developing sophisticated metallurgical products. Since 2016, the Company’s focus has been on solving the complex and challenging problem of how to best assure the high quality of metal parts manufactured in laser powder bed additive manufacturing machines. Sigma and many others believe that until this problem was solved, 3D manufacturing of metal parts would not be scalable enough to grow past prototyping and mature into a major industry enjoying high quality yields and cost-efficient production runs. The solution that Sigma developed to solve this problem is In-Process-Quality-Assurance (“IPQA®”) software known as PrintRite3D®.

In 2018, the Sigma team enhanced and added user features to its PrintRite3D® technology. In 2019, the Company began to productize and test PrintRite3D® on various 3D metal printers at customers’ sites through the Company’s Rapid Test and Evaluation (“RTE”) program. Upon receiving favorable responses from the various RTEs, in 2020 the Company began to aggressively market PrintRite3D®. However, the worldwide COVID-19 pandemic caused a reduction, and in some cases a freeze, in capital spending within the Company’s targeted industries and had what the Company believes to be a short-term negative impact on the Company’s expected timing of generating meaningful revenue. Despite the pandemic, the Company moved forward with its plan to market PrintRite3D® to the following industry segments: (1) global manufacturing companies with Additive Manufacturing (“AM”) initiatives; (2) 3D printer Original Equipment Manufacturers (“OEMs”) for purchases of licenses and generating fees and royalties thereafter; (3) additive manufacturing software venders for alliances and licenses for co-sales; and (4) research foundations, standards organizations and universities, all in service of Sigma’s potential for setting the industry standard of measurement by providing data and analytics as a metrics-based quality standard of metal quality for all 3D laser powder bed manufactured parts, notwithstanding the design, metal, or brand of equipment upon which parts are manufactured.

Additive Metal Manufacturing and the role and need for Sigma’s technology:

Additive Manufacturing, or 3D printing, has been among the most heavily explored manufacturing innovations in the history of modern manufacturing. The use of 3D printing technology dates back to the 1980s for polymer applications, but the ability to print functional parts from metal alloys has spurred significant interest and investment into AM over recent years. AM is now reshaping the product design process, entire supply chains, and the vast landscape of manufacturing. Engineers are embracing new design freedoms to realize valuable product performance improvements and cost efficiencies with lighter weight, better thermal management capability, better fluid mixing, customization, and/or the ability to make different structures and textures that yield better part integration.

Several significant hurdles still prevent the wider adoption of additive technologies. The lack of quality, consistency and standards are most often cited. The Company believes that the lack of technology such as PrintRite3D®, could be the last sizable barrier to the widespread industrialization of 3D metal printing. Additionally, many believe that the disruption to complex and rigid supply chains caused by COVID-19 exposed the country’s vulnerability to shortages in times of crisis. It appears that many manufacturers are devising strategies to be able to be more agile, increase their ability to manufacture mission critical parts on demand, with more customization, and closer to where the end part will be needed.

We anticipate that the enterprise adoption of the technology will accelerate in 2021, evolving over time as follows:

●	Stage 1 – International research & development organizations and universities will establish centers of excellence for Advanced Manufacturing and be a major resource for enterprises seeking to adopt best practices for AM.

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●	Stage 2 - Enterprises will start with their own R&D initiatives and select a 3D printer vendor, or vendors, that meets their requirements. During this time, they will focus on experimenting with different metal powder alloys, part structures, design guidelines, and in-process quality metrics.
●	Stage 3 – Once R&D is complete, enterprises will select one part to test and move into production, improving the process from design to production and confirming the economics and quality of the process.
●	Stage 4 – International standards will be established by organizations such as NIST, ISO, ATSM, etc., ensuring the consistency of components and processes. These standards will become increasingly important as the industry moves to full industrialization.
●	Stage 5 – As the adoption of AM accelerates, enterprises will utilize multiple 3D printers from multiple manufacturers due to printer innovations and advancements, varying production requirements, divisional preferences, etc.
●	Stage 6 – Independent standards-based, IPQA systems, such as PrintRite3D®, will be required to assure consistent quality in heterogeneous factories.

PrintRite3D® Technology and Product Family

PrintRite3D® is an interactive in-process quality assurance system that combines inspection, feedback, data collection and critical analysis. It is a platform-independent solution that can be installed as a retrofit to an existing 3D printer or requested as a factory option from select 3D printer OEMs. PrintRite3D® provides a high-fidelity, accurate system that can confidently scale to multi-laser 3D metal printers. The PrintRite3D® system discovers potential anomalies and incorporates machine learning in conjunction with developed metrics to map those metrics to the post-process data. This provides the ability to reduce post-production testing and costs, while creating a certification framework that serves the needs of end-users, printer manufacturers, and standards organizations.

The Company currently offers three versions of PrintRite3D® for Laser Bed Fusion Systems: (1) PrintRite3D® Lite which has a smaller footprint and is geared towards single-laser machines for Research and Development, or small production lots. (2) PrintRite3D® Pro, for single, dual and quad laser machines and is suited well for environments with less than 10 machines, and (3) PrintRite3D® Enterprise for plant-wide networks. PrintRite3D® Lite expands the Company’s addressable market to mid-range 3D printer manufacturers for potential OEM opportunities.

The Company announced in late 2020 PrintRite3D® for Direct Energy Deposition (“DED”), opening up another segment of the market for Sigma to sell and distribute its technology. DED is based on a laser process in which a laser beam generates a melt pool on a substrate. An additional metallic powder material is transported to the melt pool, where it becomes molten. Due to a feed movement, the molten material cools down and welding tracks are formed. By placing weld tracks side-by-side and on top of one another, a build-up is obtained. Three-dimensional structures can then be generated by depositing one layer or track at the top of another previously welded layer or track.

Distribution Methods

Sigma Labs employs a multi-channel distribution model for its IPQA products including a direct sales force, value added resellers (VARs) and 3D printer Original Equipment Manufacturers (OEMs). In 2020, the majority of the Company’s revenue was generated by direct sales in North America and Europe. VARs are currently used in Japan and India. The Company plans to extend its VAR channel outside of North America and Europe. In 2020 the Company moved aggressively to establish and extend relationships with 3D printer OEMs and expects that the percentage of the Company’s revenue coming from OEMs will increase in 2021 and beyond.

The Company markets its products through webinars, email and social media campaigns, and participation, both in person and virtually, in industry events and tradeshows. In addition, the Company collaborates with international standards organizations in the establishment of standards for AM.

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Sources and Availability of Parts and Materials

We have important relationships with several suppliers for critical components of our PrintRite3D® systems, in particular optics and data acquisition components, and development of our user interface. To-date, we have not experienced shortages of components, however, in some cases COVID-19 has resulted in increased lead times for certain parts. We manage the risk of component shortages by sourcing backup suppliers, and in the case of our user interface, hiring engineers in-house to support the ongoing development and maintenance.

Agreements with Original Equipment Manufacturers (“OEMs”)

The Company entered into distribution agreements with two international 3D printer OEMs. The Company supports the OEMs with joint marketing programs and field sales and technical support personnel to assist in the sale of its technology. It is the Company’s intent to continue to build the OEM channel through distribution relationships with other 3D printer OEMs in the future.

Competition and Sigma’s Intellectual Property Safeguards

PrintRite3D® is a third-party, agnostic In-Process Quality Assurance system designed to provide a consistent, standards-based measurement and prediction of quality across a heterogeneous collection of 3D printers. Competition is primarily from the printer OEMs who offer their own monitoring system, usually as a separately priced option to its printers. Sigma believes that the future of AM will consist of factories with various generations of printers from various manufacturers. The primary reasons that global manufacturers will have machines from various vendors is that certain machines and technologies are better suited for different applications than others. Additionally, as the industry progresses, innovation will accelerate, and new leaders will emerge. Finally, many believe that there will be a consolidation of 3D metal manufacturers and the number of vendors will decrease from approximately 50 to a much small number over the next decade. Although standards for monitoring are slowly being set by various international standards organizations, it is highly unlikely that printer OEMs will modify their monitoring systems to work with other OEMs machines. Therefore, we believe that the only way to produce parts with a consistent level of quality is with a third-party, agnostic, standards based IPQA system, such as PrintRite3D®. To the Company’s knowledge, there is no competitor currently offering an IPQA system with similar functionality which has been validated to operate across as many 3D metal printers as PrintRite3D®.

Sigma began its investigation and research into optical and thermal data collection and measurement for quality assurance and intervention approximately 7 years ago and began to develop its intellectual property protection at that time. The international IP law firm, Kilpatrick Townsend, has advised the Company on building a patent portfolio, trade secrets, trademarks, etc. and filed and prosecuted patents as the Company has grown its body of intellectual property.

Sigma Labs, Inc. Patent Portfolio
Jurisdiction	Granted	In Process	Total
US	13	14	27
PCT	-	1	1
EP	-	4	4
Germany	-	6	6
China	1	3	4
Japan	-	1	1
Korea	-	1	1
Total	14	30	44

Based upon the evidence of competitors’ claims received by Sigma to-date, it appears to us that Sigma’s solution to the quality problems of 3D metal printing is a significantly different technological approach than that of our principal known competition. It continues to appear to the Company that the intellectual property protection of PrintRite3D®’s acuity, meaningful metrics of thermal data correlated to part quality, and usability of its software accord Sigma freedom to operate with its technology and will be a significant barrier to entry to competitors attempts to pursue the technology path traveled by Sigma.

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Our principal executive offices are located at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, and our telephone number is (505) 438-2576. Our website address is www.sigmalabsinc.com, although the information on our website is not deemed to be part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the related prospectus supplement, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings with the SEC. You should also carefully consider any additional risks that are described in the prospectus supplement related to the offering of our securities. If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected. In that event, the value of our securities could decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements, and we anticipate that the related prospectus supplement will contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

We will discuss certain of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus, including our most recent Annual Report on Form 10-K filed with the SEC and our Quarterly Reports on Form 10-Q filed subsequently with the SEC.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities described in this prospectus for general corporate purposes which may include, among other things, acquiring other businesses (although we currently have no agreement to acquire any business), reducing indebtedness, repurchasing our common stock and making capital expenditures, as well as for working capital. Until we use the net proceeds for these purposes, we intend to invest the net proceeds in investment-grade, interest-bearing securities. We have not determined the amounts we plan to spend on any of these areas or the timing of these expenditures. As a result, our management will have broad discretion regarding the application of the net proceeds from the sale of securities described in this prospectus.

5

FINANCIAL RATIOS

If required in connection with any offer of our debt securities or shares of our preferred stock, we will provide a ratio of earnings to fixed charges or of combined fixed charges and preference dividends to earnings in the related prospectus supplement.

THE SECURITIES THAT WE MAY OFFER

We, directly or through underwriters, dealers or agents designated by us from time to time, may offer, issue and sell, together or separately, up to $50,000,000 in the aggregate of:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	debt securities;

●	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

●	units consisting of two or more of the securities described above.

The common stock, the preferred stock, the debt securities, the warrants and the units collectively are referred to in this prospectus as the “securities.”

We have summarized below the material terms of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.

This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

We are presently authorized to issue 24,000,000 shares of $0.001 par value common stock. As of May 31, 2021, 10,493,598 shares of our common stock were outstanding, and does not include (i) a total of 854,747 shares of common stock issuable upon the exercise of outstanding options (having a weighted-average exercise price of $4.83 per share); (ii) a total of 3,987,931 shares of common stock issuable upon the exercise of outstanding warrants (having a weighted average exercise price of $6.10), (iii) a total of 62,832 shares of common stock issuable upon conversion of all of the shares of the Company’s Series D Preferred Stock based on a conversion price of $2.50; (iv) a total of 61,651 shares issuable upon the conversion of all of the shares of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Shares”), based on a conversion price of $10.30; (v) 14,568 shares of our common stock issuable upon exercise of Unit Purchase Options to acquire up to 11,206 units, at an exercise price of $17.50 per unit, consisting of 11,206 shares of common stock, and warrants to purchase up to 3,362 shares of common stock at an exercise price of $16.10, and (vi) 11,016 shares of our common stock reserved for issuance in connection with future awards under our 2013 equity incentive plan. The following summary of our common stock is qualified by reference to the provisions of our articles of incorporation and bylaws, which are filed as exhibits to the Form S-3 registration statement of which this prospectus is a part.

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We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use, subject to any preferential dividend rights of outstanding preferred stock. They are also entitled to share on a pro rata basis in any distribution to our common stockholders upon our liquidation, dissolution or winding up, subject to the prior rights of any outstanding preferred stock. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of outstanding preferred stock and any series of preferred stock that we may designate and issue in the future.

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our board of directors:

●	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to authorize the issuance of additional shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

●	the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

●	the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our articles of incorporation and bylaws regarding the election and removal of directors;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president (in the absence of a chief executive officer) or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

The transfer agent and registrar of our common stock is Issuer Direct Corporation. The address of our transfer agent and registrar is 1981 Murray Holladay Road, Suite 100 Salt Lake City, Utah 84117, and its telephone number is (801) 272-9294.

Our common stock is traded on the NASDAQ Capital Market under the symbol “SGLB.”

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DESCRIPTION OF PREFERRED STOCK

Under our articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

In connection with our underwritten public offering of equity securities on February 21, 2017, we created a series of Preferred Stock called “Series A Preferred Stock.” None of such shares were issued in such offering. In our April 6, 2018 private placement, we issued 1,000 shares of Series B Preferred Stock (“Series B Preferred”), which were convertible into 100,000 shares of common stock. All shares of our Series B Preferred have been converted. In our June 26, 2018 public offering of equity securities, we issued 350 shares of Series C Preferred Stock which were initially convertible into 35,000 shares of common stock. Accordingly, as of the date of this prospectus, all shares of such preferred stock have been fully converted. In connection with the private placements occurring on January 27, 2020, we created two new series of Preferred Stock: the Series D Preferred Stock and the Series E Preferred Stock. As of the date hereof, 132 shares of Series D Preferred Stock and 333.33 shares of Series E Preferred Stock are issued and outstanding.

Under the Certificate of Designations for the Series D Preferred Stock, the Series D Preferred Stock has an initial stated value of $1,000 per share (the “Stated Value”). Dividends accrue at a dividend rate of 9% per annum (subject to increase upon the occurrence (and during the continuance) of certain triggering events described therein) will accrue and, on a monthly basis, shall be payable in kind by the increase of the Stated Value of the Series D Preferred Shares by said amount. The holders of the Series D Preferred Shares will have the right at any time to convert all or a portion of the Series D Preferred Shares (including, without limitation, accrued and unpaid dividends and make-whole dividends through the third anniversary of the closing date) into shares of the Company’s Common Stock at the conversion price then in effect, which is $2.50 (subject to adjustment for stock splits, dividends, recapitalizations and similar events and full ratchet price protection). In addition, a holder may at any time, alternatively, convert all, or any part, of its Series D Preferred Shares at an alternative conversion price, which equals the lower of the applicable conversion price then in effect, and the greater of (x) $1.80 and (y) 85% of the average volume weighted average price (“VWAP”) of the Common Stock for a five (5) trading day period prior to such conversion. Upon the occurrence of certain triggering events, described in the Certificate of Designations, including, but not limited to payment defaults, breaches of transaction documents, failure to maintain listing on the Nasdaq Capital Market, and other defaults set forth therein, the Series D Preferred Shares would become subject to redemption, at the option of a holder, at a 125% premium to the underlying value of the Series D Preferred Shares being redeemed.

Under the Certificate of Designations for the Series E Preferred Stock, the Series E Preferred Shares have an initial stated value of $1,500 per share (the “Stated Value”). Dividends at the initial rate of 9% per annum will accrue and, on a monthly basis, shall be payable in kind by the increase of the Stated Value of the Series E Preferred Stock by said amount. The holders of the Series E Preferred Shares have the right at any time to convert all or a portion of the Preferred Shares (including, without limitation, accrued and unpaid dividends and make-whole dividends through the third anniversary of the closing date) into shares of the Company’s Common Stock at an initial conversion rate determined by dividing the Conversion Amount by the Conversion Price ($1.30 above the consolidated closing bid price for the trading day prior to the execution of the Securities Purchase Agreement, dated January 27, 2020, between and the purchasers referenced therein). The Conversion Amount is the sum of the Stated Value of the Series E Preferred Shares then being converted plus any other unpaid amounts payable with respect to the Series E Preferred Shares being converted plus the “Make Whole Amount” (the amount of any dividends that, but for the conversion, would have accrued at the dividend rate for the period through the third anniversary of the initial issuance date). The Conversion Rate is also subject to adjustment for stock splits, dividends recapitalizations and similar events.

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We will describe in a prospectus supplement relating to any series of preferred stock being offered the following terms:

●	the distinguishing designation of the series of preferred stock;

●	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the series;

●	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the series of preferred stock;

●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the series of preferred stock will accumulate;

●	the procedures for any auction and remarketing, if any, for the series of preferred stock;

●	the provisions for a sinking fund, if any, for the series of preferred stock;

●	the provision for redemption, if applicable, of the series of preferred stock;

●	any listing of the series of preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the series of preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

●	voting rights, if any, of the series of preferred stock;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the series of preferred stock;

●	the relative ranking and preferences of the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

●	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the series of preferred stock.

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Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

●	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

●	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

●	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may offer. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part.

We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities.

The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

The indenture provides that we may issue debt securities up to the principal amount that we may authorize, and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

●	the title and authorized denominations of those debt securities;

●	any limit on the aggregate principal amount of that series of debt securities;

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●	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

●	interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

●	our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

●	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

●	the denominations in which the debt securities will be issuable;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	whether the debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

●	if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

●	if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

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●	the events of default and covenants relating to the debt securities that are in addition to, or modify or delete, those described in this prospectus;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	the nature and terms of any security for any secured debt securities;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

●	any other material terms of the debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless the successor corporation or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

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Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

●	failure to pay interest for thirty days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

●	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

●	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

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●	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

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Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

●	evidence the assumption by a successor entity of our obligations;

●	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	secure any debt securities;

●	establish the forms or terms of debt securities of any series;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

●	modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

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●	change the currency in which the principal, and any premium or interest, is payable;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then-outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

●	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for the registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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●	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

●	ownership of beneficial interests in the registered global security will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

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If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Securities Exchange Act of 1934, as amended, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

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Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. If a series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent, we will so specify in the applicable prospectus supplement. The following summary of the material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrants and any warrant agreement applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrants and warrant agreements that contain the terms of the warrants.

The material terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	a summary of the designation and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock as set forth in the certificate of designation for such series of preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

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A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may elect to evidence each series of units by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

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●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be described in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock issued by us will be traded on The Nasdaq Capital Market unless we specify otherwise in the prospectus supplement, but any other securities may or may not be publicly traded or listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, has issued an opinion about certain matters with respect to the securities offered by this prospectus. Certain attorneys employed by TroyGould PC beneficially own shares of our common stock constituting in the aggregate less than 1% of our outstanding shares of common stock. Additional legal matters may be passed upon for us, or for any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The financial statements of Sigma Labs, Inc. as of December 31, 2020 and December 31, 2019, and for the years then ended, which are incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of Haynie & Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with that act, file periodic reports and other information with the SEC. The periodic reports and other information filed by us are available for inspection and copying at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports and other information that we file electronically with the SEC. The address of that website is www.sec.gov.

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This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the securities offered under this prospectus (the “Form S-3 Registration Statement”). The Form S-3 Registration Statement, including the exhibits to the Form S-3 Registration Statement, contains additional information about us and the securities offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the Form S-3 Registration Statement. For further information about us and our securities, you should review the Form S-3 Registration Statement and the exhibits filed with the Form S-3 Registration Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate into this prospectus by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.

We incorporate by reference into this prospectus the following documents that we have filed, or will file, with the SEC:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 24, 2021;

●	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on April 22,2021;

●	our Current Reports on Form 8-K filed with the SEC on January 12, 2021, March 30, 2021, May 25, 2021 and June 15, 2021;

●	the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-38015) filed with the SEC on February 14, 2017, including any amendment or reports filed for the purpose of updating such description.

●	Each document that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which we filed the Form S-3 Registration Statement and before the termination of this offering, with information in each such filing to be deemed to be incorporated by reference into this prospectus as of the date we make the filing with the SEC.

You may request a copy of any of these filings from us at no cost by writing or calling our Chief Executive Officer at the following address or telephone number: Sigma Labs, Inc.; 3900 Paseo del Sol, Santa Fe, New Mexico 87507; (505) 438-2576.

Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into the Form S-3 Registration Statement. Any statement contained in the Form S-3 Registration Statement or in a document incorporated by reference into the Form S-3 Registration Statement will be deemed to be modified or superseded for purposes of the Form S-3 Registration Statement to the extent that a statement contained in the Form S-3 Registration Statement or in any other subsequently filed document that is incorporated by reference into the Form S-3 Registration Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Form S-3 Registration Statement.

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Up to $1,500,000

Shares of Common Stock

Prospectus Supplement

August 14, 2023